Exhibit 99.2

Fellow Shareholders,

On behalf of everyone at Pitney Bowes, thank you for your ongoing investment in our Company. On a personal note, I want to thank those of you who reached out to me with encouragement and support following my appointment as CEO a little more than two months ago. Please know that I am working tirelessly to ensure that Pitney Bowes realizes its significant value creation potential as quickly as possible for the benefit of our shareholders, employees and partners.

In the second quarter, our SendTech, Presort and Global Financial Services businesses drove strong earnings and cash flow while new leadership commenced a formal strategic review. The initial phase of the review, which is focused on internal improvements, has already yielded operational and personnel enhancements that will help put us on a path to profitable growth. In addition, our diligent focus on accretive capital allocation has helped us meaningfully accelerate the return of cash to shareholders.

SendTech Results: During the quarter, SendTech revenue was down 8% primarily due to the IMI migration having bolstered sales in the first half of 2024. We expect materially lower year-over-year revenue declines in the second half of 2025 based on easier comparisons (the number of trade-up transactions declined 40% from the first half of 2024 to the second half of 2024).

It is important to note that we began consciously prioritizing postage meter lease renewals roughly a year ago. We made this change because, despite generating lower upfront revenue, lease renewals are more profitable over their life due to the absence of associated cost of goods sold for the new device. As a result, lease renewal revenue was up more than 20% year over year in the second quarter. We expect lease renewals to continue to build as a top- and bottom-line tailwind for SendTech.

SendTech Adjusted Segment EBIT was up 5% year over year despite our decline in revenue due to ongoing strategic cost management.

Presort Results: Presort revenue was up year-over-year, thanks to the hard work of Debbie Pfeiffer and her team. Unfortunately, we face volume headwinds due to a few competitive losses over the last few quarters associated with former management’s decisions to prioritize short-term margin over long-term enterprise value. During the initial phase of our strategic review, Debbie and her team presented their existing plan to reverse these losses. Since being given the green light, Debbie has been aggressively executing against this plan. While we expect to regain lost volumes over the next several quarters, previous decisions drove volume reductions and restrained revenue growth in Q2.

Presort Adjusted Segment EBIT was up 33% in the quarter as we continued to improve efficiency and reduce costs, compounding the benefit from our uptick in revenue.

Capital Allocation: Given our significant free cash flow, we’re able to maintain a capital allocation focus on (i.) returning cash to shareholders via buybacks and an increasing dividend, (ii.) continuing to reduce leverage and our average borrowing rate, (iii.) increasing low-risk/high-return investments in the company, and (iv.) making accretive tuck-in acquisitions as opportunities arise. We’ll continuously throttle up/down our allocation of capital to these four priorities as appropriate. Additional color is as follows:

Capital Returns – Based on our confidence in the Company’s core businesses and our view that Pitney Bowes’ shares remain undervalued, we repurchased $75 million in shares on the open market during the second quarter. Additional repurchases in July through the end of last week have brought our year-to-date total repurchases to $130 million, representing a little more than 7% of the Company’s outstanding shares as of the start of 2025. To give us appropriate flexibility, we have increased our existing share repurchase program from $150 million to $400 million. Additionally, as part of our commitment to long-term return of capital to shareholders, we have again increased our quarterly dividend – from $0.07 per share to $0.08 per share. We’ll continue to prioritize additional increases to the Company’s quarterly dividend and opportunistic share repurchases.

Reduced Leverage and Interest Costs – During the quarter, we retired $14 million of our 2027 and 2029 Notes at a slight discount to par. A reduced emphasis on debt repurchases allowed us to aggressively repurchase shares at what we believed to be very attractive prices. We’ve also wanted to avoid “paying up” for our debt, given our 2027 Notes will become callable at par in March of next year. We’ve been working on a strategy with respect to our 2027 Notes and look forward to providing an update in due course. During the quarter, we also reached our previously stated goal of achieving a sub-3.0x Adjusted Leverage ratio, which gives us more flexibility under our borrowing agreements and supports our shareholder-friendly capital allocation policy going forward.

The Appointment of Paul Evans as CFO: I’m incredibly excited that Paul has agreed to transition from the boardroom to the CFO role, effective immediately. Paul is an action-oriented executive with experience as a public company CEO, CFO and director. He has a proven record of helping businesses successfully allocate capital, manage their balance sheets and pursue enhanced profitability. When Paul and I served together on the board of directors of GameStop in 2020 and 2021, we worked side-by-side to help recapitalize the balance sheet, eliminate debt and enhance shareholder value – all amidst an unprecedented economic backdrop and sizable market volatility. Since joining the Pitney Bowes Board and becoming Chair of the Audit Committee, Paul has rolled up his sleeves to help develop actionable initiatives to drive incremental cost reductions, reduce high-interest debt and return cash to shareholders.

While it can be rare for a director to assume an executive role outside of exigent circumstances, Paul’s decision reflects his confidence in Pitney Bowes’ culture, progress and significant opportunities. He will succeed Bob Gold, who the Company thanks for his contributions and service.

Update on Ongoing Strategic Review: I’ve spent the first 70 days of my tenure conducting an initial assessment of the organization’s challenges, opportunities and priorities. This work has already paved the way to accelerate prior leadership’s successes and better focus the team on the most important value-enhancing priorities. In addition, this intense internal diagnostic has helped uncover significant tactical operational opportunities for increasing shareholder value, even as we continue to evaluate the Company’s best strategic options and path forward. As one example: we are acting on identified, but paused, high-return, low-risk investments in Presort. While each of these opportunities may have only a small impact on EBIT, in the aggregate, they add up to a significant number. It’s also important to note that we are well positioned to further explore ways to leverage our Global Financial Services business, which houses the Pitney Bowes Bank. Finally, after the internal portion of the review is done and targeted improvements are solidified, we plan to begin working with independent legal and financial advisors to evaluate a broad spectrum of additional value creation opportunities.

Updated 2025 Guidance: Based on a fresh evaluation of the Company’s outlook, we’re revising full-year revenue guidance from $1.95 billion - $2 billion to $1.90 billion - $1.95 billion. This update, which is almost entirely attributable to Presort, stems from previously overemphasizing EBIT margins at the expense of winning and retaining certain Presort clients, which would have been profitable at lower margins. New management has reversed former management’s policy to ensure Presort can leverage its strength and scale as the market leader under Debbie Pfeiffer. Due to several unanticipated one-time events, including costs associated with the recent CEO transition and other temporary headwinds, we’re lowering the top end of our EBIT guidance range from $450 million - $480 million to $450 million - $465 million. Due to the non-cash nature of some of these one-time items as well as continually improving operational discipline, we expect to achieve results within the previously disclosed 2025 range for Free Cash Flow. Finally, we’re increasing our Adjusted EPS guidance from $1.10 - $1.30 to $1.20 - $1.40 primarily due to ongoing share repurchases.

I’m pleased to end this letter by stating with confidence that Pitney Bowes is at its strongest point in years. After making significant progress to restructure the organization and realize efficiencies, we’re beginning the work of continuous improvement across our highly profitable, cash-generating businesses. We’re also pursuing additional goals that include returning more cash to shareholders, eliminating higher-cost debt and expanding the coverage we receive from research analysts. As we do this, new management will pursue any and all avenues to maximize value.

Best regards,

Kurt Wolf

CEO and Director

Forward-Looking Statements

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance, including, but not limited to, statements about future revenue and profitability, earnings guidance, future events or conditions, capital allocation strategy, expected cost savings and efficiency improvements, and strategic initiatives and priorities. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future financial performance to differ materially from expectations include, without limitation, changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; accelerated or sudden decline in physical mail volumes or shipping volumes; the loss of some of our larger clients; changes in trade policies, tariffs and regulations; global supply chain issues adversely impacting our third party suppliers’ ability to provide us products and services; periods of difficult economic conditions, the impacts of inflation and rising prices, higher interest rates and a slow-down in economic activity, including a global recession, or a U.S. government shutdown, to the Company and our clients; changes in foreign currency exchange rates; changes in labor and transportation availability and costs; inability to successfully execute on our strategic initiatives; and other factors as more fully outlined in the Company’s 2024 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission during 2025. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events, or developments.